Exhibit 99.1

FOR:	AMREP Corporation

620 West Germantown Pike, Suite 175

Plymouth Meeting, Pennsylvania 19462

CONTACT:	Adrienne M. Uleau

Vice President, Finance and Accounting

(610) 487-0907

AMREP REPORTS FISCAL 2021 RESULTS

Plymouth Meeting, Pennsylvania, July 27, 2021 – AMREP Corporation (NYSE: AXR) today reported net income of $7,392,000, or $0.95 per diluted share, for its 2021 fiscal year ended April 30, 2021 compared to a net loss of $5,903,000, or $0.73 per share, for the prior year. Revenues were $40,069,000 for fiscal 2021 and $18,783,000 for fiscal 2020.

More information about the Company’s financial performance in 2021 and 2020 may be found in AMREP Corporation’s financial statements on Form 10-K which have today been filed with the Securities and Exchange Commission and will be available on AMREP’s website (www.amrepcorp.com/sec-filings/).

AMREP Corporation, through its subsidiaries, is a major holder of land, leading developer of real estate and award-winning homebuilder in New Mexico.

FINANCIAL HIGHLIGHTS

	Twelve Months Ended April 30,
	2021	2020

Revenues	$40,069,000	$18,783,000

Net income (loss)	$7,392,000	$(5,903,000)

Income (loss) per share – Basic	$0.95	$(0.73)
Income (loss) per share – Diluted	$0.95	$(0.73)

Weighted average number of common shares outstanding - basic	7,743,000	8,134,000
Weighted average number of common shares outstanding - diluted	7,773,000	8,134,000